UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

abrdn ETFs

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)

c/o abrdn ETFs 712 Fifth Avenue – 49th Floor New York, New York 10019 (Address of principal executive offices)	10019 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF	NYSE Arca	87-1231597

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-198170

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

Reference is made to Post-Effective Amendment No. 32 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR Accession No. 0001387131-21-008037 on August 3, 2021, which is incorporated herein by reference.

Item 2.	Exhibits

A. Certificate of Trust of Aberdeen Standard Investments ETFs (formerly, ETFS Trust) (the “Registrant” or the “Trust”) dated January 9, 2014, as filed with the state of Delaware on January 10, 2014 (the “Certificate of Trust”), is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the U.S. Securities Exchange Commission (the “SEC”) via EDGAR Accession No. 0000930413-14-003692 on August 15, 2014.

B. Certificate of Amendment effective October 1, 2018 to the Registrant’s Certificate of Trust, as filed with the State of Delaware on September 19, 2018, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 15 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the SEC via EDGAR Accession No. 0001387131-19-001623 on March 1, 2019.

C. Certificate of Amendment effective September 22, 2021 to the Registrant’s Certificate of Trust, as filed with the State of Delaware on September 2, 2021, is filed herewith.

D. Registrant’s Declaration of Trust dated January 9, 2014 is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the SEC via EDGAR Accession No. 0000930413-14-003692 on August 15, 2014.

E. Amendment No. 1, dated September 12, 2018, to the Declaration of Trust is incorporated herein by reference to Exhibit (a)(4) of Post-Effective Amendment No. 15 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the SEC via EDGAR Accession No. 0001387131-19-001623 on March 1, 2019.

F. Amendment No. 2, dated August 27, 2021, to the Declaration of Trust is filed herewith.

G. Certificate of Establishment and Designation of Series and Share Classes, dated September 19, 2018, is incorporated herein by reference to Exhibit (a)(5) of Post-Effective Amendment No. 15 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-198170 and 811-22986), as filed with the SEC via EDGAR Accession No. 0001387131-19-001623 on March 1, 2019.

H. Certificate of Establishment and Designation of Series and Share Classes, dated May 17, 2021, with respect to the establishment and designation of the Aberdeen Bloomberg Industrial Metals Strategy K-1 Free ETF, is filed herewith.

I. Certificate of Establishment and Designation of Series and Share Classes, dated August 27, 2021, is filed herewith.

J. Registrant’s By-Laws adopted August 4, 2014, as amended and restated on September 22, 2021, are filed herewith.

K. Form of Authorized Participant Agreement is filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

abrdn ETFs

Date: September 22, 2021	By:	/s/ Bev Hendry
Bev Hendry
President